EXHIBIT 31.2

CERTIFICATION

I, John C. Hammock, certify that:

1.	I have reviewed this annual report on Form 10-K/A of ViewCast.com, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2012	/s/ John C. Hammock
John C. Hammock Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION

I, Laurie L. Latham, certify that:

1.	I have reviewed this annual report on Form 10-K/A of ViewCast.com, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2012	/s/ Laurie L. Latham
Laurie L. Latham Chief Financial Officer